[White & Case LLP Letterhead]


April 15, 2002


Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Re:    Newmont Mining Corporation,
       2,551,448 shares of Common Stock to be issued under the Plan referred to below
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Ladies and Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of 2,551,448 shares of its common stock, $1.60 par value (the "Common Stock"), that may be issued from time to time upon exercise of outstanding options (the "Options") issued pursuant to the Franco-Nevada Mining Corporation Limited Employees' Stock Option Plan (now called Newmont Mining Corporation of Canada Limited Employees' Stock Option
Plan) (the "Plan").

     We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

     Based on the foregoing, it is our opinion that the issuance of the 2,551,448 shares of Common Stock referred to above has been duly authorized by the Company and, when issued from time to time upon exercise of Options and upon payment of the exercise price therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Newmont Mining Corporation
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                                                     Very truly yours,



                                                     /s/ White & Case LLP
                                                         White & Case LLP

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